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                                                                    EXHIBIT 21.1

                        FIDELITY NATIONAL FINANCIAL, INC.
                 (formerly Fidelity National Title Group, Inc.)
                              List of subsidiaries

                                   12/31/2006
                                24 subsidiaries


COMPANY                                                            INCORPORATION
-------                                                            -------------
Alamo Title Company                                                Texas

Alamo Title Holding Company                                        Texas

Alamo Title Insurance                                              Texas

ANFI, LLC                                                          California

Cascade Timberlands LLC (70.72%)                                   Delaware

Chicago Title and Trust Company                                    Illinois

Chicago Title Company                                              California

Chicago Title Insurance Company                                    Missouri

Fidelity National Home Warranty Company                            California

Fidelity National Indemnity Insurance Company                      Texas

Fidelity National Insurance Company                                California

Fidelity National Insurance Services, Inc.                         California

Fidelity National Property and Casualty Insurance Company          New York

Fidelity National Title Group, Inc.                                Delaware

Fidelity Sedgwick Corporation                                      Delaware

Fidelity Sedgwick Holdings, Inc. (40%)                             Delaware

National Alliance Marketing Group, Inc.                            California

Rocky Mountain Aviation, LLC                                       Arizona

Rocky Mountain Support Services, Inc.                              Arizona

Security Union Title Insurance Company                             California

Sedgwick Claims Management Services, Inc.                          Illinois

Sedgwick CMS Holdings, Inc.                                        Delaware

Ticor Title Insurance Company                                      California

Ticor Title Insurance Company of Florida                           Florida

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